UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 22, 2017

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Robert M. Jacoby

On February 22, 2017, Mr. Robert M. Jacoby, a director of CVB Financial Corp. (the “Company”), notified the Board of Directors (the “Board”) of his decision not to stand for re-election as a director at the Company’s 2017 Annual Meeting of Stockholders to be held on May 17, 2017. Mr. Jacoby is also a member of the Board of the Company’s subsidiary, Citizens Business Bank (the “Bank”). Mr. Jacoby will retire from the Company and the Bank Boards, effective upon the expiration of his current term at the Company’s 2017 Annual Meeting of Stockholders. Mr. Jacoby currently serves on the Company’s Audit, Compensation and Nominating & Corporate Governance Committees.

Mr. Jacoby joined the Board in 2005. The Company and the Board would like to thank Mr. Jacoby for his 12 years of distinguished service and leadership and wish him well in his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)

Date: February 23, 2017	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer